EXHIBIT 10.20

PLATFORM SPECIALTY PRODUCTS CORPORATION

401(K) EXCHANGE

INDICATION OF INTEREST AND FORM OF ELECTION

January [•], 2014

Dear [•],

Pursuant to the terms of the Exchange Agreement, dated as of October 25, 2013, by and among Platform Specialty Products Corporation (“Platform”) and Daniel H. Leever, Sharon L. Johnson and Frank J. Monteiro, as fiduciaries (collectively, the “Fiduciaries”) under the MacDermid, Incorporated Profit Sharing and Employee Savings Plan (the “Plan”), as described in the prospectus dated January [•], 2014 attached hereto as Annex A (the “Prospectus”), Platform agreed to acquire all of the shares of MacDermid, Incorporated (“MacDermid”) held in trust for each participant of the Plan (each a “Beneficial Owner”), consisting of 1,514,371.01 shares of common stock of MacDermid, no par value (the “MacDermid Common Stock”), and 1,469 shares of MacDermid 9.5% Series B Cumulative Compounding Preferred Stock, no par value (the “MacDermid Preferred Stock”).

In accordance with the terms of the Exchange Agreement, each share of MacDermid Common Stock and MacDermid Preferred Stock will be exchanged, at the election of each Beneficial Owner, for: (a) cash or (b) shares of Platform common stock, par value $0.01 per share (“Platform Common Stock”) ((a) and (b), collectively, the “Exchange”). As a Beneficial Owner, you are being given the opportunity to elect, pursuant to the enclosed Indication of Interest and Form of Election (the “Form of Election”), for the shares of MacDermid Common Stock and/or MacDermid Preferred Stock held beneficially in your name:

1.	a cash payment (the “Cash Election”) in the amount of:

the sum of

(a)	$1,038.26 multiplied by (b) the number of shares of MacDermid Preferred Stock held in your 401(k) account, plus
(x)	$12.84 multiplied by (y) the number of shares of MacDermid Common Stock held in your 401(k) account (the “Aggregate Cash Election Consideration”); or

2.	shares of Platform Common Stock (the “Stock Election”) in the amount of:

the sum of

(a)	$1,038.26 multiplied by (b) the number of shares of MacDermid Preferred Stock held in your 401(k) account, plus
(x)	$12.84 multiplied by (y) the number of shares of MacDermid Common Stock held in your 401(k) account,

divided by $11.00 (the value of a share of Platform Common Stock as agreed to in the Exchange Agreement) (the “Stock Election Consideration”).

You may not combine the Cash Election with the Stock Election even if you own shares of both MacDermid Common Stock and MacDermid Preferred Stock. You must elect either a Cash Election or a Stock Election with respect to all shares that you Beneficially Own.

To the extent that you choose the Stock Election, if the average daily closing price per share of the Platform Common Stock on the New York Stock Exchange (“NYSE”) for the five consecutive trading days ending on the trading day immediately prior to the closing date of the Exchange (the “Trading Price”) is below $11.00, then Platform will deliver to the Trustee, for the benefit of those Beneficial Owners choosing the Stock Election, a cash payment equal to (A) the difference between $11.00 and the Trading Price multiplied by (B) the number of shares of Platform Common Stock to be delivered to such Beneficial Owner.

You must make your elections, and return the Form of Election to the Fiduciaries, on or before [•], 2014. If you do not return your Form of Election by [•], 2014, you will receive cash for all of your shares of MacDermid Common Stock and MacDermid Preferred Stock. Your election must include all of your shares of MacDermid Preferred Stock and MacDermid Common Stock held by the Plan for your benefit.

Please carefully review the enclosed Prospectus and the enclosed “Instructions for Completing the Form of Election.” Once you have carefully reviewed the Prospectus and the enclosed instructions, please make your election on the Form of Election and return the executed and completed Form of Election by fax or e-mail to:

Frank J. Monteiro

Fax: (203) 575-7970

Email: [•]

INDICATION OF INTEREST

AND

FORM OF ELECTION

I certify that I have complied with all requirements as stated in the Instructions contained herein, am the Beneficial Owner of the shares of MacDermid Common Stock and/or MacDermid Preferred Stock under the Plan, as designated on this Form of Election, have full authority to give the instructions in this Form of Election, and I represent and warrant that the shares designated on this Form of Election are free and clear of all liens, restrictions, adverse claims and encumbrances.

1	Name, Address, Telephone Number and Signature: This form must be signed by the Beneficial Owner exactly as his or her name appears on the records of the Plan

Print Name Address Address Address Daytime Telephone Number: Signature: Date:

PLACE AN “X” IN ONE ELECTION BOX ONLY

2	☐	Cash Election for all shares of MacDermid Common Stock and all shares of MacDermid Preferred Stock Beneficially Owned by you.

3	☐	Stock Election for all shares of MacDermid Common Stock and all shares of MacDermid Preferred Stock Beneficially Owned by you.

INSTRUCTIONS FOR COMPLETING THE FORM OF ELECTION
[1]

Sign, date and include your address and daytime telephone number in Box 1 of this Form of Election and, after completing all other applicable sections, return this Form of Election by fax or e-mail to:

Frank J. Monteiro Fax: (203) 575-7970 Email: [•]
[2]	If you are choosing the Cash Election, please check Box 2 of this Form of Election.
[3]	If you are choosing the Stock Election, please check Box 3 of this Form of Election.

Please refer to the accompanying Instructions in your packet for additional information. Please carefully review the enclosed Prospectus for additional information with respect to the Exchange and the Exchange Agreement.

This Form of Election is to be completed and submitted to the Fiduciaries not later than twenty business (20) days from the date first set forth on the cover page to the Form of Election (such twenty (20) business day period, the “Indication of Interest Period”). Promptly following the closing of the Exchange, Platform will (i) forward to the Trustee, for your benefit the Aggregate Cash Election Consideration, to the extent a Cash Election was made, and/or (ii) cause the issuance of the Stock Election Consideration, to the extent a Stock Election was made. You may change your election during the Indication of Interest Period by providing notice of such change to the Fiduciaries.

If the Fiduciaries have not RECEIVED a properly completed and signed Form of Election from you at the designated office of Fiduciaries immediately prior to the expiration of the Indication of Interest Period (the “Election Date”), you shall be deemed to have made no election and the Fiduciaries shall make or cause the Trustee to make the Cash Election on your behalf.

By your signature on this Form of Election, you (1) acknowledge receipt of the Prospectus and agree that all elections, instructions and orders in the Form of Election are subject to the terms and conditions of the Exchange Agreement, the Prospectus and the instructions applicable to this Form of Election; (2) represent and warrant that you are, as of the date of making the election, and will be, as of the effective time of the closing of the Exchange, the Beneficial Owner of the shares of MacDermid Common Stock and/or MacDermid Preferred Stock represented by the shares designated on this Form of Election, with good title to those shares and full power and authority (i) to sell, assign and transfer those shares free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims and (ii) to make the election indicated on the Form of Election; (3) agree that you will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of the shares of MacDermid Common Stock and/or MacDermid Preferred Stock designated in this Form of Election; (4) irrevocably appoint the Fiduciaries, as your agent, to effect the exchange pursuant to the Exchange Agreement and the instructions to this Form of Election; (5) authorize and instruct the Fiduciaries and/or Trustee to deliver all of your shares of MacDermid Common Stock and/or MacDermid Preferred Stock covered by this Form of Election, and to receive on your behalf, in exchange for such shares, any check and/or any shares of Platform Common Stock issuable to the signatory of this Form of Election; (6) authorize the Fiduciaries and/or Trustee to follow any election and to rely upon all representations, certifications and instructions contained in the Form of Election; and (7) agree that all authority conferred or agreed to be conferred in this Form of Election is binding upon your successors, assigns, heirs, executors, administrators and legal representatives and is not affected by, and survives, your death or incapacity.

IRREGULARITIES

Any disputes regarding your election or the elections made by other Beneficial Owners will be resolved by the Fiduciaries (in consultation with the Trustee) and the decision will be final for all parties concerned. Trustee has delegated to the Fiduciaries the right, subject to reasonable discretion, to reject any and all Forms of Election which it determines are not in proper form or to waive minor defects in any Form of Election. Surrenders of shares will not be effective until all defects or irregularities that have not been waived by the Fiduciaries have been corrected. None of the Fiduciaries, Platform or Trustee is under any obligation to provide notification of any defects in the deposit and surrender of any shares of MacDermid Stock, nor shall the Fiduciaries, Platform or Trustee be liable for any failure to give any such notification. Please return your Form of Election promptly to allow sufficient time to correct any possible deficiencies before the Election Date.

ANNEX A

PROSPECTUS